SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 2, 2003

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

LCA-Vision Inc. issued a press release announcing that it will open the company’s latest LasikPlus Center on June 9, 2003 to serve patients throughout the Indianapolis metropolitan area.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press Release dated June 2, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: 6/2/03	By: /s/ Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT 99.1

Contacts:

Stephen N. Joffe

Joel Pomerantz

LCA-Vision Inc.

The Dilenschneider Group

(513) 792-9292

(212) 922-0900

LCA-VISION OPENS 33rd U.S. FACILITY TO SERVE

INDIANAPOLIS AS CONSUMER DEMAND FOR LASIKPLUS

LASER VISION CORRECTION SERVICES CONTINUES TO GROW

CINCINNATI, June 2, 2003 -- LCA-Vision Inc. (NASDAQ NM:LCAV), a leading national provider of laser vision correction services under the LasikPlus brand, announced today that it will open the company’s latest LasikPlus Center - its 33rd U.S. facility – on June 9, 2003, to serve patients throughout the Indianapolis metropolitan area.

LCA-Vision Chairman and CEO Stephen N. Joffe commented: “Rolling out additional LasikPlus facilities re-affirms LCA-Vision’s full confidence in, and commitment to, the continuing growth and profitability of the LasikPlus business model and of laser vision correction generally, which remains the U.S.’s most frequently performed elective surgical procedure.

“The nationwide patient pool is huge and has barely been tapped.  With LasikPlus continuing to gain brand-name recognition and acceptance, we believe Indianapolis’ demographics, coupled with our robust presence in the Midwest, offer us an unusually favorable competitive and real estate environment for our newest facility, one of several scheduled to open this year across the country.”

In the wake of LCA-Vision’s strong financial and operating performance in the first quarter of 2003, Mr. Joffe also took the occasion to reiterate the company’s earnings guidance for full-year 2003 at 30 cents to 35 cents per share.

He added: “We are very optimistic about the LasikPlus business model and our future prospects.  Price realization per procedure continues to rise; we are squarely focused on containing costs; and our newly-introduced premium-priced custom cornea treatment continues to gain acceptance.”

-more-

The new Indianapolis center will be equipped with state-of-the-art laser systems from both Bausch & Lomb and VISX.  Dr. Jason Greenberg, a senior board-certified eye surgeon specializing in laser vision correction, heads the facility’s highly experienced medical team.

LCA-Vision Inc. currently owns and operates 33 LasikPlus laser vision correction facilities in the U.S. plus two centers in Canada and a joint venture in Europe.

For additional information, please visit the Company’s website at www.lasikplus.com.  Individuals interested in scheduling a free vision evaluation can call the Company’s patient care center at 1-800-243-3937.

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This news release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition, pricing, procedure demand, marketplace acceptance, patient outcomes, different healing results, unforeseen fluctuations in operating results, general economic conditions, and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission.